Exhibit 4.3

Execution Version

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 16, 2024, between DELEK LOGISTICS PARTNERS LP, a Delaware limited partnership (the “Company”), DELEK LOGISTICS FINANCE CORP., a Delaware corporation and wholly-owned subsidiary of the Company (“Finance Corp.” and, together with the Company, the “Issuers”), the Guarantors party hereto and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers, the Guarantors and the Trustee are party to an indenture dated as of March 13, 2024 (the “Base Indenture”), as supplemented by the first supplemental indenture dated as of April 17, 2024 (the “First Supplemental Indenture”; the Base Indenture, as so supplemented, the “Indenture”) relating to the Issuers’ 8.625% Senior Notes due 2029;

WHEREAS, pursuant to and on the date of the Base Indenture, the Issuers initially issued $650,000,000 aggregate principal amount of their 8.625% Senior Notes due 2029 (the “Initial Notes”);

WHEREAS, pursuant to and on the date of the First Supplemental Indenture, the Issuers issued an additional $200,000,000 aggregate principal amount of their 8.625% Senior Notes due 2029 (together with the Initial Notes, the “Existing Notes”);

WHEREAS, the Issuers wish to issue an additional $200,000,000 aggregate principal amount of their 8.625% Senior Notes due 2029 as Additional Notes (the “New Notes” and, together with the Existing Notes, the “Notes”), as permitted by Section 2.02 and Section 4.09 of the Base Indenture;

WHEREAS, Section 9.01(f) of the Base Indenture provides that, without the consent of any Holder of Notes, the Indenture may be amended or supplemented by the Issuers, the Guarantors and the Trustee to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; and

WHEREAS, the Issuers desire and have requested the Trustee to enter into this Supplemental Indenture to evidence the issuance of the New Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under the Indenture on August 16, 2024 is $200,000,000.

3. Terms of New Notes. The Existing Notes and the New Notes shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The New Notes are to be issued as Additional Notes under the Indenture and shall:

(a)

have identical terms and conditions to the Existing Notes (including the date from which interest accrues), except that (i) the New Notes shall be issued on August 16, 2024 at an offering price of 103.250% of the principal amount thereof, plus accrued interest from and including March 13, 2024 and (ii) the New Notes will have the CUSIP numbers and ISINs for Regulation S Global Notes as set forth in clause (c)(ii) below;

(b)

be issuable in whole in the form of one or more Global Notes to be held by the Depository that are substantially in the form, including appropriate transfer restriction legends, provided in Exhibit A to the Base Indenture; and

(c)

(i) bear, in the case of New Notes sold under Rule 144A of the Securities Act, the CUSIP number of 24665F AD4 and the ISIN of US24665F AD42 (which are the same as the Existing Notes sold under Rule 144A of the Securities Act), and, (ii) in the case of New Notes sold under Regulation S of the Securities Act, (A) until the completion of the Restricted Period and exchange of the temporary Regulation S Global Note, initially bear the CUSIP number of U24570 AE0 and the ISIN of USU24570AE07 and (B) upon the exchange to the permanent Regulation S Global Note pursuant to the Indenture, bear the CUSIP number of U24570 AC4 and the ISIN of USU24570 AC41 (which are the same as the Initial Notes sold under Regulation S of the Securities Act);

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. The Trustee Makes No Representations. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or in respect of the statements or recitals contained herein, all of which recitals are made solely by the Issuers.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original (which may be delivered in original form or facsimile or an electronic file thereof), but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “endorse” and words of similar import in this Supplemental Indenture shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by such Trustee.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

SIGNATURES

DELEK LOGISTICS PARTNERS, LP
By: Delek Logistics GP, LLC, its general partner
DELEK LOGISTICS FINANCE CORP.

By:	/s/ Reuven Spiegel
	Name:	Reuven Spiegel
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

GUARANTORS:

DELEK MARKETING & SUPPLY, LP
By: Delek Marketing GP, LLC, as general partner
DELEK LOGISTICS OPERATING, LLC
DELEK MARKETING GP, LLC
DELEK CRUDE LOGISTICS, LLC
DELEK MARKETING-BIG SANDY, LLC
PALINE PIPELINE COMPANY, LLC
MAGNOLIA PIPELINE COMPANY, LLC
SALA GATHERING SYSTEMS, LLC
EL DORADO PIPELINE COMPANY, LLC
DKL CADDO, LLC
DKL RIO, LLC
DKL PERMIAN GATHERING, LLC
DKL BIG SPRING, LLC
DKL PIPELINE, LLC
DKL TRANSPORTATION, LLC
DKL DELAWARE HOLDING – NM, LLC
DKL DELAWARE OPERATING – NM, LLC
DKL DELAWARE MARKETING, LLC
DKL ENERGY – COTTONWOOD, LLC
DKL ENERGY – LYNCH, LLC
DKL FIELD SERVICES, LLC
DKL G&P SOLUTIONS, LLC
DKL HAT MESA II – NM, LLC
DKL NEPTUNE RECYCLING, LLC
DKL DELAWARE GATHERING, LLC,

By:	/s/ Reuven Spiegel
Name:	Reuven Spiegel
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

[Signature Page to Supplemental Indenture]